Exhibit 32.2

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Henry P. Herms, the Vice President - Finance and Chief Financial Officer of ITUS Corporation, hereby certifies that:

1.

The Company's Form 10-Q Quarterly Report for the period ended January 31, 2015 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                  /s/ Henry P. Herms

                  Henry P. Herms

      Vice President - Finance and

      Chief Financial Officer (Principal

March 9, 2015

      Financial and Accounting Officer)